EXHIBIT 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:24 AM 06/l0/2008
FILED 09:34 AM 06/10/2008	CERTIFICATE OF INCORPORATION
SRV 080677192 - 4559175 FILE

FIRST: The name of this corporation shall be: HEAT BIOLOGICS, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporate Agents, Inc..

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is One Hundred Million (100,000,000) shares of common stock with a par value of $0.0001.

FIFTH: The name and address of the incorporator is as follows:

Corporate Agents, Inc.

2711 Centerville Road

Suite400

Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 1Oth day of June, 2008.

Corporate Agents, Inc., Incorporator

By:	/s/ Katrina Smith
Name: Katrina Smith
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:17 PM 04/28/2009
CERTIFICATE OF INCORPORATION	FILED 02:03 PM 04/28/2009
SRV 090405153 - 4681321 FILE

FIRST: The name of this corporation shall be: HEAT BIOLOGICS I, INC.

SECOND: Its registered office in the State of Delaware is to be located at 271 1 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporate Agents, Inc..

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity 1br which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is One Hundred Million (100,000,000) shares of common stock with a par value of$.0001.

FIFTH: The name and address of the incorporator is as follows:

Corporate Agents, Inc.

2711 Centerville Road

Suite400

Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 28th day of April, 2009.

Corporate Agents, Inc., Incorporator

By:	/s/ Katrina Smith
Name: Katrina Smith
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:40 PM 04/23/2009
CERTIFICATE OF INCORPORATION	FILED 04:23 PM 04/23/2009
SRV 090392843 - 4679873 FILE

FIRST: The name of this corporation shall be: HEAT BIOLOGICS II, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporate Agents, Inc..

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is One Hundred Million (100,000,000) shares of common stock with a par value of$.0001.

FIFTH: The name and address of the incorporator is as follows:

Corporate Agents, Inc.

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 23rd day of April, 2009.

Corporate Agents, Inc., Incorporator

By:	/s/ Katrina Smith
Name: Katrina Smith
Assistant Secretary

County of New Castle

Dated: June 10, 2008

ORGANlZAT!ON ACTION IN WRITING OF INCORPORATOR

OF

HEAT BIOLOGICS, INC.

(Organized on June 10, 2008 )

The following action is taken this day through this instrument by the incorporator of the above corporation:

1.

The election of the following person[s] to serve as the director[s] of the corporation until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal:

JEFFREY WOLF

Corporate Agents, Inc., Incorporator

By:	/s/ Katrina Smith
Name:	Katrina Smith
Assistant Secretary